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                                                                    Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated June 13, 2001 accompanying the financial statements of AML Communications, Inc. on Form 10-KSB for the year ended March 31, 2001, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. We hereby consent to the incorporation by reference of said report in the Registration Statement of AML Communications, Inc. on Form S-8 (#333-51256, dated November 30, 2000).


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP


Los Angeles, California
June 28, 2001